Exhibit 99.1
Rivian Releases Fourth Quarter and Full Year 2023 Financial Results

Company Exceeded All Aspects of 2023 Guidance
Company Reiterates Path to Q4 Modest Gross Profit

Irvine, California, February 21, 2024: Rivian Automotive, Inc. (NASDAQ: RIVN) today announced fourth quarter and year end 2023 financial results. The results reflect continued progress against key value drivers including ramping production, improving cost efficiency, and driving demand through successfully introducing new technologies and enhancing the customer experience.

Production and manufacturing progress continued to improve throughout 2023. On a full-year basis, the company produced 57,232 vehicles and delivered 50,122, more than doubling production and deliveries from 2022, and exceeded its initial production guidance by more than 7,000 vehicles.  As expected, the fourth quarter of 2023 reflected greater discrepancy between production and deliveries when compared to prior quarters. Due to seasonality, EDV deliveries during the last quarter of each fiscal year are lower than previous quarters, while production remains continuous to maintain manufacturing efficiencies. Overall, there was a 147 percent increase in deliveries for the fourth quarter of 2023 as compared to the fourth quarter of 2022.

The company remains focused on cost efficiency, which has resulted in a meaningful improvement in operating efficiency in 2023, including a gross profit per delivered vehicle improvement of approximately $81,000, as compared to the fourth quarter of 2022.

Economic and geopolitical uncertainties and pressures, most notably the impact of historically high interest rates, have informed Rivian’s expectations for 2024. With these market conditions, the company expects to produce 57,000 vehicles in 2024, in line with 2023 production. For 2024, the company is guiding towards capital expenditures of $1,750 million and an Adjusted EBITDA* of $(2,700) million. Rivian will continue its company-wide cost transformation program, which to date has resulted in meaningful reductions in total unit costs for both the R1 and EDV models through engineering design changes, commercial cost downs, and manufacturing efficiencies. Today, Rivian also announced it is reducing its salaried workforce by approximately 10%.

Rivian continues to drive demand by developing future platforms and technologies while enhancing the customer experience. In 2024, Rivian will open new spaces and increase demo drives – bringing the Rivian experience to more cities and customers than ever before. Furthermore, on March 7th Rivian will reveal its midsize platform, the R2, for the first time.
RJ Scaringe, Founder and CEO, Rivian said:
“We made great progress in 2023 despite economic headwinds, and we’re excited about the year ahead. We firmly believe in the full electrification of the automotive industry, but recognize in the short-term, the challenging macro-economic conditions. We are aggressively focused on driving cost efficiency throughout the business, achieving positive margins and building our go-to-market function to support our long-term growth. We are excited about the reveal of our next generation vehicle, R2, on March 7.”

Exhibit 99.1
Financial Highlights:

Revenue:
Total revenue for the fourth quarter of 2023 was $1,315 million, driven by the delivery of 13,972 vehicles. For the year end December 31, 2023, total revenue was $4,434 million, supported by 50,122 total vehicle deliveries. Total revenue from the sale of regulatory credits was $39 million for the quarter and $73 million for the fiscal year 2023.

Gross Profit:
Gross profit was $(606) million for the fourth quarter of 2023, an improvement from $(1,000) million for the same quarter in 2022. For fiscal year 2023, Rivian generated negative gross profit of $(2,030) million, as compared to $(3,123) million in 2022.
Operating Expenses and Operating Loss:
Total operating expenses in the fourth quarter of 2023 grew to $975 million, as compared to $795 million in the same period last year.
Overall, operating expenses in 2023 remained relatively flat year-over-year: $3,709 million in 2023 as compared to $3,733 million for 2022.

Loss from operations in the fourth quarter of 2023 totaled $(1,581) million, as compared to $(1,795) million in the same period last year. For fiscal year 2023, loss from operations was $(5,739) million as compared to $(6,856) million in 2022.

Net Loss:
Net loss for the fourth quarter of 2023 was $(1,521) million as compared to $(1,723) million for the same period last year. For fiscal year 2023, net loss was $(5,432) million as compared to $(6,752) million in 2022.

Adjusted EBITDA*
Adjusted EBITDA* for the fourth quarter of 2023 was $(1,096) million as compared to $(1,461) million for the same period last year. The decreased Adjusted EBITDA* loss for the fourth quarter of 2023 as compared to the fourth quarter of 2022 was driven by lower gross profit losses. For fiscal year 2023, Adjusted EBITDA* was $(3,981) million as compared to $(5,217) million in 2022.

Capital Expenditures:
Capital expenditures for the fourth quarter of 2023 were $(298) million, as compared to $(294) million for the same period last year. For fiscal year 2023, our capital expenditures were $(1,026) million as compared to $(1,369) million in 2022.

Liquidity:
Rivian ended the fourth quarter of 2023 with $9,368 million in cash, cash equivalents, and short-term investments. Including the capacity under its asset-based revolving-credit facility, the company ended the fourth quarter of 2023 with $10,468 million of total liquidity.

For further information please see Rivian’s latest shareholder letter at www.rivian.com/investors

Exhibit 99.1
The company will host an audio webcast to discuss our results and provide a business update at 2:00pm PT / 5:00pm ET on Wednesday, February 21, 2024. The link to the webcast will be made available on the company’s Investor Relations website at rivian.com/investors. After the call, a replay will be available at rivian.com/investors for four weeks.  The letter is available on its investor relations website (https://rivian.com/investors).

Exhibit 99.1

Reconciliation of Non-GAAP
Financial Measures

(in millions)

Adjusted EBITDA	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2023	2022	2023

Net loss	$(1,723)	$(1,521)	$(6,752)	$(5,432)
Interest income, net	(66)	(58)	(90)	(302)
Provision for income taxes	—	—	4	1
Depreciation and amortization	199	270	652	937
Stock-based compensation expense	135	215	987	821
Other income, net	(6)	(2)	(18)	(6)
Adjusted EBITDA (non-GAAP)	$(1,461)	$(1,096)	$(5,217)	$(3,981)

Forward-Looking Statements:
This press release and statements that are made on our earnings call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release and made on our earnings call that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our future operations, initiatives and business strategy, our cost reduction strategy and expectations regarding cost savings, our future financial results, vehicle profitability and future gross profits, our anticipated LCNRV charges, the planned use of our cash and cash equivalents, our future capital expenditures, the underlying trends in our business, our market opportunity, and our potential for growth, our planned shutdown of production lines in the second quarter of 2024, our production ramp and manufacturing capacity expansion and anticipated production levels, our expected future production and deliveries, our anticipated production and timing of R2 platform at our greenfield facility in Georgia, scaling our service infrastructure, our expected future products and technology and product enhancements (including R2), potential expansion of commercial van sales, including pilot programs for our commercial vans, and revenue opportunities. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements, including, but not limited to: our history of losses as a growth-stage company and our limited operating history; we may underestimate or not effectively manage our capital expenditures and costs; we will require additional financing and capital to support our business; our ability to maintain strong demand for our vehicles and attract and retain a large number of customers; risks relating to the highly competitive automotive market, including competitors that may take steps to compete more effectively against us, including with respect to pricing and features, and impact of competition and macroeconomic conditions on product demand; consumers’ willingness to adopt electric vehicles; we may experience significant delays in the manufacture and delivery of our vehicles; we have experienced and could continue to experience cost increases or disruptions in supply

Exhibit 99.1
of raw materials or other components used in our vehicles; our dependence on suppliers and volatility in pricing of components and raw materials; our ability to accurately estimate the supply and demand for our vehicles and predict our manufacturing requirements; our ability to maintain our relationship with one customer that has generated a significant portion of our revenue; we are highly dependent on the services and reputation of our Founder and Chief Executive Officer; our inability to manage our future growth effectively; our long-term results depend on our ability to successfully introduce and market new products and services; we may not succeed in establishing, maintaining, and strengthening our brand; our focus on delivering a high-quality and engaging Rivian experience may not maximize short-term financial results; risks relating to our distribution model; we rely on complex machinery, and production involves a significant degree of risk and uncertainty; our vehicles rely on highly technical software and hardware that could contain errors or defects; we may not successfully develop the complex software and technology systems needed to produce our vehicles; inadequate access to charging stations and not being able to realize the benefits of our charging networks; risks related to our use of lithium-ion battery cells; we have limited experience servicing and repairing our vehicles; the automotive industry and its technology are rapidly evolving and may be subject to unforeseen changes, and upgrades and adaptations to our vehicles may increase our costs and capital expenditures and also require planned, temporary manufacturing shutdowns from time to time; risks associated with advanced driver assistance systems technology; the reduction or elimination of government and economic incentives for electric vehicles; we may not obtain government grants and other incentives for which we may apply; vehicle retail sales depend heavily on affordable interest rates and availability of credit; insufficient warranty reserves to cover warranty claims; future field actions, including product recalls, could harm our business; risks related to product liability claims; risks associated with international operations; our ability to attract and retain key employees and qualified personnel; our ability to maintain our culture; our business may be adversely affected by labor and union activities; risks associated with the ongoing military conflict between Russia and the Ukraine and in the Middle East; risks related to health epidemics, pandemics, and other outbreaks; our financial results may vary significantly from period to period; we have incurred a significant amount of debt and may incur additional indebtedness; our vehicles may not operate properly; risks related to third-party vendors for certain product and service offerings; potential conflicts of interest involving our principal stockholders or their affiliates; risks associated with exchange rate and interest rate fluctuations; breaches in data security, failure of information security systems, cyber-attacks or other security or privacy-related incidents could harm our business; risk of intellectual property infringement claims; our use of open source software in our applications could subject our proprietary software to general release; our ability to prevent unauthorized use of our intellectual property; risks related to governmental regulation and legal proceedings; delays, limitations and risks related to permits and approvals required to operate or expand operations; our internal control over financial reporting; and the other factors described in our filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, except as may be required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Exhibit 99.1
*Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we review financial measures that are not calculated and presented in accordance with GAAP (“non-GAAP financial measures”). We believe our non-GAAP financial measures are useful in evaluating our operating performance. We use the following non-GAAP financial information, collectively, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors, because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. A reconciliation of each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP is provided above. Reconciliations of forward- looking non-GAAP financial measures are not provided because we are unable to provide such reconciliations without unreasonable effort due to the uncertainty regarding, and potential variability of, certain items, such as stock-based compensation expense and other costs and expenses that may be incurred in the future. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Our non-GAAP financial measures include adjusted EBITDA defined as net loss before interest expense (income), net, provision for income taxes, depreciation and amortization, stock-based compensation, and other (expense) income, net.

About Rivian:

Rivian (NASDAQ: RIVN) is an American automotive manufacturer that develops and builds category-defining electric vehicles and accessories. The company creates innovative and technologically advanced products that are designed to excel at work and play with the goal of accelerating the global transition to zero-emission transportation and energy. Rivian vehicles are built in the United States and are sold directly to consumer and commercial customers. The company provides a full suite of services that address the entire lifecycle of the vehicle and stay true to its mission to keep the world adventurous forever. Whether taking families on new adventures or electrifying fleets at scale, Rivian vehicles all share a common goal — preserving the natural world for generations to come.

Learn more about the company, products, and careers at www.rivian.com.

Contacts:
Investors: ir@rivian.com

Media: Harry Porter: media@rivian.com